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                                                                   EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT


   We consent to the incorporation by reference in Registration Statement No. 333-61734 on Form S-8 and the Post Effective Amendment No. 1 on Form S-3 to Registration Statement No. 333-64950 on Form S-1 of Rite Aid Corporation of our report dated April 30, 2002, except for Note 24, as to which the date is May 6, 2002, (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Statement of Financial Accounting Standards No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended, effective March 4, 2001 and the change in application of the last-in, first-out ("LIFO") method of accounting for inventory in the year ended February 26, 2000) appearing in this Annual Report on Form 10-K of Rite Aid Corporation for the year ended March 2, 2002.

/s/ Deloitte & Touche LLP


Philadelphia, Pennsylvania
May 6, 2002